-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K

                                  ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         -----------------------------------------------------------




                   For the fiscal year ended December 31, 1999


                          Commission File Number 1-7978


                             BLACK HILLS CORPORATION
                          401K RETIREMENT SAVINGS PLAN


                             BLACK HILLS CORPORATION
                                625 NINTH STREET
                                   PO BOX 1400
                         RAPID CITY, SOUTH DAKOTA 57709


-----------------------------------------------------------------------------

                Black Hills Corporation Retirement Savings Plan
                           Financial Statements as of
                           December 31, 1998 and 1997
                            Together With Report of
                         Independent Public Accountants

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

            Index to Financial Statements and Supplemental Schedules




                                                                           Page
Report of Independent Public Accountants                                      1
-------------------------------------------------------------------------------
Statements of Net Assets Available for Benefits                               2
-------------------------------------------------------------------------------
Statement of Changes in Net Assets Available for Benefits                     4
-------------------------------------------------------------------------------
Notes to Financial Statements                                                 5
-------------------------------------------------------------------------------
Item 27a--Schedule of Assets Held for Investment Purposes                    10
-------------------------------------------------------------------------------
Item 27d--Schedule of Reportable Transactions                                12
-------------------------------------------------------------------------------
Item 27f--Schedule of Nonexempt Transactions                                 13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Plan Administrator of
Black Hills Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Black Hills Corporation Retirement Savings Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Black Hills Corporation Retirement Savings Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.






Minneapolis, Minnesota,
   August 6, 1999

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

                 Statement of Net Assets Available for Benefits

                             As of December 31, 1998


                                          Guaranteed        Fixed                                        Foreign &      Growth Stock
                                          Investment        Income     Balanced Mutual   Equity        Global Mutual    Mutual Funds
                                        Contract Trust   Mutual Funds        Fund     Collective Trust     Funds
-----------------------------------------------------------------------------------------------------------------------------------
INVESTMENTS, at market value (Note 2):

   Collective trusts                       $2,729,500       $      -       $        -     $3,631,468      $        -      $        -

   Mutual funds                                     -        823,962        1,197,186              -       2,694,519       2,957,797

   Common stocks                                    -              -                -              -               -               -

   Self-directed accounts                           -              -                -              -               -               -

PARTICIPANT LOANS                                   -              -                -              -               -               -

CONTRIBUTIONS RECEIVABLE:

   Participant contributions receivable             -              -               -               -               -               -

   Participant contributions--loan payments
      in-transit                                    -              -               -               -               -               -

NET ASSETS AVAILABLE FOR BENEFITS           $2,729,500      $823,962      $1,197,186      $3,631,468      $2,694,519      $2,957,797




                                                Other       Black Hills
                                             Specialized    Corporation     Self-Directed
                                             Mutual Funds   Common Stock      Accounts      Participant   Contributions
                                                                                               Loans       Receivable      Total
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENTS, at market value (Note 2):

   Collective trusts                           $      -     $        -      $     -        $      -       $     -       $ 6,360,968

   Mutual funds                                 155,655              -            -               -             -         7,829,119

   Common stocks                                      -      7,210,038            -               -             -         7,210,038

   Self-directed accounts                             -              -       92,234               -             -            92,234

PARTICIPANT LOANS                                     -              -            -         820,244             -           820,244

CONTRIBUTIONS RECEIVABLE:

   Participant contributions receivable               -              -            -               -         5,446             5,446

   Participant contributions--loan payments
      in-transit                                      -              -            -               -        66,258            66,258

NET ASSETS AVAILABLE FOR BENEFITS              $155,655     $7,210,038      $92,234        $820,244       $71,704       $22,384,307



The accompanying  notes are an integral part of this statement.

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

                 Statement of Net Assets Available for Benefits

                             As of December 31, 1997

                                  American                           Investment
                                Express Income                        Company of         New            American
                                    Fund           AMCAP Fund       America Fund      Perspective     Balanced Fund
                                                                                         Fund
--------------------------------------------------------------------------------------------------------------------
INVESTMENTS, at market value:

   Mutual funds                   $2,575,405       $3,233,585        $2,958,270        $2,435,361       $1,242,120

   Common stock                            -                -                 -                 -                -

PARTICIPANT LOANS                          -                -                 -                 -                -

RECEIVABLES:

   Contributions from participants     8,126           14,629            19,234            15,732            8,131

   Loan payments from participants     8,290            5,755             5,185             4,380            2,161

NET ASSETS AVAILABLE FOR BENEFITS $2,591,821       $3,253,969        $2,982,689        $2,455,473       $1,252,412


                                 Black Hills                        Participant
                                 Corporation                     Contribution/Loan
                                 Common Stock     Participant    Payment Receivable
                                                    Loans                            Total
---------------------------------------------------------------------------------------------
INVESTMENTS, at market value:

   Mutual funds                   $        -      $      -       $     -          $12,444,741

   Common stock                    6,254,700             -             -            6,254,700

PARTICIPANT LOANS                          -       819,813             -              819,813

RECEIVABLES:

   Contributions from participants         -             -         12,802              78,654

   Loan payments from participants         -             -          7,133              32,904

NET ASSETS AVAILABLE FOR BENEFITS  $6,254,700      $819,813       $19,935         $19,630,812




The accompanying  notes are an integral part of this statement.

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

            Statement of Changes in Net Assets Available for Benefits

                      For the Year Ended December 31, 1998


                                                                                                                          Other
                                  Guaranteed     Fixed Income                 Equity        Foreign &     Growth Stock  Specialized
                                   Investment    Mutual Funds    Balanced    Collective    Global Mutual  Mutual Funds  Mutual Funds
                                 Contract Trust                Mutual Fund     Trust          Funds
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS,
   beginning of year
                                  $        -    $      -      $        -     $       -       $       -      $       -      $      -

INCREASES (DECREASES) DURING THE YEAR:

      Participant contributions
                                     154,219      71,368           89,020      244,107         177,881        269,043        21,056

      Investment interest and dividends
                                     172,652      58,513           75,565       10,066         182,491         68,605         3,316

      Net appreciation (depreciation) in market value of investments

                                      (8,528)    (13,425)          (7,391)     761,318         104,157       (602,127)       12,295

      Net realized gain (loss) on sale of investments
                                           -       2,182           12,521       82,491          69,445        (41,322)       (1,212)

      Interfund transfers          2,569,532     760,845        1,030,329    2,617,449       2,184,209      3,416,954       121,105

      Administrative expenses           (714)        (48)            (165)        (445)           (249)          (618)          (23)

               Total increases (decrease)
                                   2,887,161     879,435        1,199,879    3,714,986       2,717,934      3,110,535       156,537

DISTRIBUTIONS TO PARTICIPANTS
                                    (157,661)    (55,473)          (2,693)     (83,518)        (23,415)      (152,738)         (882)

NET INCREASE (DECREASE) IN NET ASSETS
                                   2,729,500      823,962       1,197,186    3,631,468       2,694,519      2,957,797       155,655

NET ASSETS AVAILABLE FOR BENEFITS, end of year
                                  $2,729,500     $823,962      $1,197,186   $3,631,468      $2,694,519     $2,957,797      $155,655



                                 Black Hills                              Contributions    American      American Funds
                                 Corporation   Self-Directed  Participant  Receivable    Express Income  Mutual Funds  Total
                                 Common Stock     Accounts       Loans                      Fund

----------------------------------------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS,
   beginning of year
                                   $6,254,700      $     -       $819,813    $19,935      $2,591,821     $9,944,543   $19,630,812

INCREASES (DECREASES) DURING THE YEAR:

      Participant contributions       196,841            -              -     71,704              -              -      1,295,239

      Investment interest and dividends
                                      280,940          592              -          -              -              -        852,740

      Net appreciation (depreciation) in market value of investments

                                      755,130            -              -          -              -              -      1,001,429

      Net realized gain (loss) on sale of investments
                                        4,214            -              -          -          8,528         44,332        181,179

      Interfund transfers            (191,342)      91,642          8,436    (19,935)    (2,600,349)    (9,988,875)             -

      Administrative expenses            (988)           -              -          -              -              -         (3,250)

               Total increases (decreases)
                                    1,044,795       92,234          8,436     51,769     (2,591,821)    (9,944,543)     3,327,337

DISTRIBUTIONS TO PARTICIPANTS
                                      (89,457)           -         (8,005)         -              -              -       (573,842)

NET INCREASE (DECREASE) IN NET ASSETS
                                      955,338       92,234            431     51,769     (2,591,821)    (9,944,543)     2,753,495


NET ASSETS AVAILABLE FOR BENEFITS, end of year
                                   $7,210,038      $92,234       $820,244    $71,704    $        -     $        -     $22,384,307





The accompanying  notes are an integral part of this statement.

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997


1.   Description of the Plan:

General

The Black Hills Corporation Retirement Savings Plan (the Plan) is a defined contribution plan for eligible employees of Black Hills Power and Light Company, the assumed business name of the electric utility of Black Hills Corporation (the Company); Wyodak Resources Development Corp. (WRDC), a wholly owned subsidiary of the Company; Black Hills Exploration and Production, a wholly owned subsidiary of WRDC; and Black Hills Energy Resources, Inc., Varifuel, Inc., Black Hills FiberCom, Inc., Daksoft, Inc. and Black Hills Coal Network, Inc. (all wholly owned subsidiaries of Black Hills Capital Group, Inc., a wholly owned subsidiary of WRDC). The eligible employees may have a percentage of their compensation withheld and contributed to the Plan, subject to limitations, as defined. The Plan is designed to comply with the provisions of Section 401(k) of the Internal Revenue Code (the Code).

Effective January 1, 1998, the board of directors of the Company adopted the Merrill Lynch special prototype defined contribution plan and appointed Merrill Lynch as the asset custodian and recordkeeper. The Black Hills Corporation Benefits Committee (the Committee) was appointed the trustee of the Plan, replacing the risk manager of the Company as trustee. Also effective January 1, 1998, the risk manager was appointed administrator of the Plan, replacing the Committee as administrator. Administrative fees of $10,500 were paid by the Company in 1998.

In January 1998, in connection with the adoption of the prototype plan, funds of the Plan (other than Black Hills Corporation common stock) were liquidated and invested in other mutual funds having similar investment objectives.

The following is not a  comprehensive  description  of the Plan and,  therefore,
does  not  include  all  situations  and   limitations   covered  by  the  Plan.
Participants should refer to the plan agreement for more complete information.

Eligibility

Employees are eligible to participate in the Plan on the first day of employment.

Contributions

The maximum percentage of compensation an employee may contribute to the Plan is 20%, with an annual maximum contribution of $10,000 in 1998 and $9,500 in 1997, as provided by the Code. There is no limit to the number of times participants may change their contribution percentages. Amounts contributed are invested at the discretion of plan participants in any one of the 22 investment options described in Note 2.

All contributions made and any earnings therefrom are fully vested to the participant at all times. The Company does not contribute to the Plan.

The Plan received $101,239 in rollover transfers from other qualified plans in 1998, which are included in participant contributions on the statement of changes in net assets available for benefits.

Distributions

Upon termination of employment, a participant may elect to have an account distributed. A terminated participant whose account balance is $5,000 or less will receive a nonelective lump-sum distribution of their account. No distribution of a participant's account shall be made while the participant is an active employee of the Company unless a financial hardship, as defined by the Code and demonstrated to the plan administrator, exists.

The normal form of distributions of account balances is a lump sum. Participants may elect, at the time of distribution, the option of having payments made in installments over a period not to exceed the expected future lifetime of the participant (or the joint expected future lifetime of the participant and the participant's spouse).

Participant Loans

The Plan contains a loan provision which allows participants to borrow up to a maximum equal to the lesser of $50,000 or 50% of their account balances at an interest rate of 1% over the prime interest rate and to repay the loan through payroll deductions, with a maximum repayment period of five years. During 1998, interest rates on participant loans ranged from 8.75% to 9.5%. Loans are prohibited for terminated employees.

Amendments and Termination

The Company reserves the right to amend or terminate the Plan at any time. Upon termination of the Plan, all assets will be distributed among the participants in accordance with plan provisions.

2.   Summary of Significant Accounting Policies:

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis of accounting.

Investments

The investment options of the Plan at December 31, 1998 consist of deposits in collective trusts of Merrill Lynch, mutual funds, common stock of the Company and self-directed accounts. Units (shares) of the various investment funds are valued daily at net asset value (which equals market value).

The investment options are participant-directed. Participants may change their investment elections daily.

The investment options are grouped as follows:

     Guaranteed Investment Contract Trust

     Merrill Lynch Retirement Preservation Trust--This trust seeks to provide preservation of capital liquidity and current income at levels that are typically higher than money market funds. The trust is a collective trust which invests primarily in guaranteed investment contracts (the investments are neither insured nor guaranteed by the U.S. government).

     Fixed Income Mutual Funds

     PIMCO Total Return Fund--This fund seeks to provide maximum total return, consistent with preservation of capital and prudent investment management, and invests primarily in an intermediate-term portfolio of investment-grade bonds.

     Federated International Income Fund--This fund seeks to provide current income; capital growth is a secondary objective. The fund invests at least 65% of assets in high-quality foreign currency-denominated debt securities.

     Van Kampen Worldwide High Income Fund (formerly the Morgan Stanley Worldwide High Income Fund)--This fund seeks to provide high current income consistent with relative stability of principal and potential for capital appreciation, and invests primarily in higher-yielding emerging market fixed-income securities of issues through the world.

     Oppenheimer U.S. Government Fund--This fund seeks current income and preservation of capital and normally invests at least 80% of assets in U.S. government securities and related repurchase agreements.

     Balanced Mutual Fund

     Merrill Lynch Capital Fund--This fund seeks the highest total investment return consistent with product risk, primarily through a fully managed investment policy that permits management of the fund to vary investment in equity, debt and convertible securities based on its evaluation of changes in economic and market trends. The fund may invest up to 25% of its assets in foreign securities.

     Equity Collective Trust

     Merrill Lynch Equity Index Trust--This trust seeks to provide investment results that, before expenses, replicate the total return of the Standard & Poor's 500 Composite Stock Price Index. The fund is a collective trust in which most of the assets will be comprised of all, or nearly all, of the 500 stocks in the index in weightings closely aligned with those of the index.

     Foreign & Global Mutual Funds

     Managers International Equity Fund--This fund seeks to achieve long-term capital appreciation through a diversified portfolio of equity securities of non-U.S. companies. The fund generally invests in companies having medium and large capitalizations.

     Oppenheimer Global Fund--This fund seeks capital appreciation by investing primarily in common stocks and convertible securities issued by U.S. and foreign companies.

     Growth Stock Mutual Funds

     Davis New York Venture Fund--This fund seeks growth of capital by investing primarily in common stock of U.S. companies with market capitalizations of at least $5 billion.

     Merrill  Lynch  Growth   Fund--This  fund  seeks  growth  of  capital  and,
     secondarily, income by investing in common stock, preferred stock and convertible securities.

     Alliance Quasar Fund--This fund seeks growth of capital by investing in equity securities that offer the possibility of above-average earnings growth and currently emphasizes investment in companies having small levels of capitalization.

     Other Specialized Mutual Funds

     Davis Convertible Securities Fund--This fund seeks growth and income by investing in common and convertible stocks of U.S. companies.

     Van Kampen Real Estate Securities Fund--This fund seeks long-term growth of capital, with current income as a secondary objective, and invests primarily in securities of the real estate industry, including common stocks and real estate investment trusts.

     Merrill Lynch Pacific Fund--This fund seeks long-term capital appreciation and normally invests at least 80% of assets in equities issued by companies domiciled in far-eastern or western Pacific countries.

     Munder Framlington Healthcare Fund--This fund seeks long-term capital appreciation by investing primarily in equity securities of issuers for whom at least 50% of sales, profits or net assets arise from health services or medical technology activities.

     Oppenheimer Gold and Special Minerals Fund--This fund seeks capital appreciation by normally investing between 80% and 100% of assets in mining securities and metals investments.

     State Street Research Global Resources Fund--This fund seeks to provide long-term growth of capital by normally investing at least 65% of total assets in securities of energy and natural resources companies, as well as utilities. The fund invests primarily in stocks, including foreign stocks.

     Pioneer Europe Fund--This fund seeks long-term growth of capital by investing primarily in equity securities of European issuers.

     Seligman Communications and Information Fund--This fund seeks capital appreciation by normally investing at least 80% of assets in common stocks issued by companies that operate in the communication, information and related industries.

     Black Hills Corporation Common Stock

     The Company's common stock is valued daily based upon the closing price on the New York Stock Exchange.

     Self-Directed Accounts

     Participants may elect to invest a portion or all of their account in a self-directed brokerage account with Merrill Lynch. The self-directed account allows participants to purchase and hold investments that are not part of the Plan's regular investment menu. Investment options are subject to qualified plan restrictions as specified by the Code.

In January 1998, funds at the American Funds Group invested in the AMCAP Fund, the Investment Company of America Fund, the New Perspective Fund and the American Balanced Fund were liquidated and invested in other mutual funds having similar investment objectives.

3.   Tax Status:

The Plan obtained its latest determination letter on June 19, 1991, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter; however, the plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

         (Employer Identification Number: 46-0111677) (Plan Number: 003)

            Item 27a--Schedule of Assets Held for Investment Purposes

                             As of December 31, 1998

    Number of
 Shares of Units         Description                              Cost          Market Value


                   GUARANTEED INVESTMENT CONTRACT TRUST:

        2,719,480  Merrill Lynch Retirement Preservation Trust  $ 2,729,500     $ 2,729,500
                                                                -----------     ------------

                   FIXED INCOME MUTUAL FUNDS:

           71,191     PIMCO Total Return Fund                       763,960         750,353

               53     Federated International Income Fund               569             601

              173     Van Kampen Worldwide High Income Fund           1,838           1,687

            7,368     Oppenheimer U.S. Government Fund               71,019          71,321

                                                                -----------      ----------

                           Total fixed income mutual funds          837,386         823,962
                                                                -----------      ----------

                   BALANCED MUTUAL FUND:

           34,842     Merrill Lynch Capital Fund                  1,199,031       1,197,186
                                                                -----------      ----------
                   EQUITY COLLECTIVE TRUST:

           43,272     Merrill Lynch Equity Index Trust            2,854,442       3,631,468
                                                                -----------      ----------
                   FOREIGN & GLOBAL MUTUAL FUNDS:

           54,294     Managers International Equity Fund          2,521,069       2,652,256

              992     Oppenheimer Global Fund                        44,148          42,263
                                                                -----------      ----------

                          Total foreign & global mutual funds     2,565,217       2,694,519

                   GROWTH STOCK MUTUAL FUNDS:

           18,662     Davis New York Venture Fund                   446,712         466,720

          115,330     Merrill Lynch Growth Fund                   3,098,356       2,474,980

              644     Alliance Quasar Fund                           16,921          16,097

                           Total growth stock mutual funds        3,561,989       2,957,797

                   OTHER SPECIALIZED MUTUAL FUNDS:

            1,000     Davis Convertible Securities Fund              24,023          23,765

               83     Van Kampen Real Estate Securities Fund          1,011             965

               35     Merrill Lynch Pacific Fund                        584             617

              569     Munder Framlington Healthcare Fund              6,827           6,624

              146     Oppenheimer Gold and Special Minerals Fund      1,319           1,350

              101     State Street Research Global Resources Fund     1,395           1,004

              949     Pioneer Europe Fund                            31,922          29,786

            2,979     Seligman Communications and Information Fund   76,277          91,544
                                                                   --------        --------
                           Total other specialized mutual funds     143,358         155,655
                                                                   --------        --------

          273,366  BLACK HILLS CORPORATION COMMON STOCK*        $ 6,454,907     $ 7,210,038

                   SELF-DIRECTED ACCOUNTS                            92,234          92,234

                   PARTICIPANT LOANS                                820,244         820,244
                                                                -----------     -----------
                        Total investments                       $21,258,308     $22,312,603
                                                                ===========     ===========

*Denotes party in interest.

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

         (Employer Identification Number: 46-0111677) (Plan Number: 003)

                  Item 27d--Schedule of Reportable Transactions

                      For the Year Ended December 31, 1998

                                                   Number of     Number of     Total Cost of
                                                   Purchases       Sales         Purchases
       Description
American Funds Group:

   AMCAP Fund                                          -              1         $        -

   Investment Company of America Fund                  -              1                  -

   New Perspective Fund                                -              1                  -

   American Balanced Fund                              -              1                  -



American Express Income Fund                           -              2                  -



Black Hills Corporation common stock                 110            150            660,974



Merrill Lynch Equity Index Trust                     146            133          3,523,863



Merrill Lynch Retirement Preservation Trust          313            140          3,500,805



Managers International Equity Fund                   166            143          3,095,735



Merrill Lynch Capital Fund                            67             64          1,447,927



Merrill Lynch Growth Fund                            170            162          3,863,402



PIMCO Total Return Fund                              158             46            914,516


                                                                  Total          Net Gain
                                              Total Sale      Cost of Sales     (Loss) on
      Description                              Proceeds                           Sales

-------------------------------------------------------------------------------------------
American Funds Group:

   AMCAP Fund                                  $3,231,519       $3,233,585       $(2,066)

   Investment Company of America Fund           2,973,976        2,958,270        15,706

   New Perspective Fund                         2,460,508        2,435,361        25,147

   American Balanced Fund                       1,247,665        1,242,120         5,545


American Express Income Fund                    2,583,932        2,575,405         8,527

Black Hills Corporation common stock              409,523          405,309         4,214

Merrill Lynch Equity Index Trust                  751,912          669,420        82,492

Merrill Lynch Retirement Preservation Trust       781,325          781,325             -

Managers International Equity Fund                644,219          574,666        69,553

Merrill Lynch Capital Fund                        261,416          248,895        12,521

Merrill Lynch Growth Fund                         730,688          765,046       (34,358)

PIMCO Total Return Fund                           152,873          150,691         2,182

                 BLACK HILLS CORPORATION RETIREMENT SAVINGS PLAN

         (Employer Identification Number: 46-0111677) (Plan Number: 003)

                  Item 27f--Schedule of Nonexempt Transactions

                     For the Period Ended December 31, 1998

                         Relationship to        Description of Transactions, Including
                        Plan, Employer or          Maturity Date, Rate of Interest,                      Interest
     Identity of             Other             Collateral, and Par or Maturity Value         Amount      Incurred
   Party Involved       Party-in-Interest                                                    Loaned      on Loan
   --------------       -----------------      ----------------------------------------      ------      --------
   Black Hills               Sponsor             Lending of moneys from the Plan to the      $6,419       $1,496
   Corporation                                   employer (contributions not timely
                                                 remitted to the Plan), as follows:
                                                 Deemed loan dated March 15, 1998,
                                                 maturity September 30, 1999, deemed
                                                 interest on the loan, 14.6%

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 6, 1999 included in this Form 11-K, into the Company's previously filed Registration Statement (Form S-8 No. 333-61969).


                                                   ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
November 12, 1999